EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

Ed Quinn
+1 (847) 455-7111
Email: Inquiries@amcastle.com

FOR IMMEDIATE RELEASE
TUESDAY MAY 7, 2019

 A. M. CASTLE & CO. REPORTS FIRST QUARTER RESULTS
Company reports year-over-year increase in revenue and margins, generating improved profitability
OAK BROOK, IL, May 7, 2019 - A. M. Castle & Co. (OTCQX: CTAM) (the "Company" or "Castle"), a global distributor of specialty metal and supply chain solutions, today reported its first quarter 2019 financial results.
First Quarter 2019 Financial Highlights:

•	Generated net sales of $149.5 million, a 2.5% year-over-year increase compared to $145.9 million in the first quarter of 2018.

•	Reported an operating loss of $0.3 million, compared to an operating loss of $3.3 million in the first quarter of 2018.

•
Reported a net loss of $8.0 million, which included $9.4 million of interest expense, of which $6.4 million was non-cash related to long-term debt held primarily by major shareholders, and $1.3 million was non-cash related to the Company's pension plan, compared to a net loss of $5.1 million for the first quarter of 2018, which included $7.1 million of interest expense, of which $4.5 million was non-cash related to long term-debt held primarily by major shareholders, and $1.2 million was non-cash related to the Company's pension plan.

•
Reported EBITDA of $3.4 million and adjusted EBITDA of $3.9 million in the first quarter of 2019, which included no significant foreign currency gains or losses, compared to EBITDA of $3.8 million and adjusted EBITDA of $3.5 million, including transactional and intercompany loan foreign currency gains of $2.8 million and a transactional foreign currency gain of $1.8 million, respectively, in the first quarter of 2018.

•	Improved gross material margin to 25.8% compared to 23.5% in the previous quarter and 24.7% in the first quarter a year ago.
Chairman and CEO Steve Scheinkman commented, "After a challenging fourth quarter of 2018, we saw our operating performance improve significantly in the first quarter of 2019. We continue to benefit from a strong pricing environment, which drove both our quarter-over-quarter and year-over-year revenue growth. From a volume standpoint, we are committed to selectively pursuing sales that are accretive to the business."
President Marec Edgar added, "We are pleased to have returned to positive EBITDA in the first quarter and to have made year-over-year improvement in profitability. We believe these results are based on the execution of our strategy to pursue highly accretive business most aggressively and carefully scrutinize lower-margin, higher-cost opportunities before accepting the same. With continued focus on that strategy, coupled with largely stable outlooks in many of our end markets, we expect to see continued EBITDA improvement throughout 2019. Additionally, we recently consolidated our supply chain and strategic sourcing functions under the leadership of Mark Zundel as our Executive Vice President, Global Supply and Aerospace. Mark's main focuses in this new role are to improve working capital efficiency through a reorganized global supply chain. We have arranged this new organization by product groups to maximize the decades of product expertise our talented global supply team possesses, and to improve upon our ability to respond quickly to our customers’ needs and in mill partner interactions. We are very pleased with the progress Mark and his team have made thus far and believe these efforts will further enhance our profitability as they develop over time."
Finally, Executive Vice President of Finance and Administration Pat Anderson commented, "Overall, we are pleased with our operating performance in the first quarter of 2019. Although the end markets we serve are expected to remain relatively stable

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through 2019, they are also expected to remain extremely competitive. We believe the operational foundation we have put in place will allow us to continue our momentum towards increased profitability and the liquidity generated from both that improved performance and more effective working capital management will allow us to make additional investments to support our valued business partners."
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, construction equipment, and retail sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 21 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the OTCQX® Best Market under the ticker symbol "CTAM".
Non-GAAP Financial Measures
This release and the financial information included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Investors should recognize that these non-GAAP financial measures might not be comparative to similarly titled measures of other companies. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information, and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analysis of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.
In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as loss before provision for income taxes plus depreciation and amortization, and interest expense, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results. EBITDA, adjusted non-GAAP net loss and adjusted EBITDA are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance. Management uses EBITDA, adjusted non-GAAP net loss and adjusted EBITDA to evaluate the performance of the business.
Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our restructuring, as well as the anticipated increase in our borrowing capacity under our Credit Facility. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include our ability to effectively manage our operational initiatives and implemented restructuring activities, the impact of volatility of metals prices, the impact of imposed tariffs and/or duties, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which we filed on March 15, 2019. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended
(Dollars in thousands, except per share data)	March 31,
Unaudited	2019	2018
Net sales	$149,527	$145,873
Costs and expenses:
Cost of materials (exclusive of depreciation)	110,958	109,904
Warehouse, processing and delivery expense	20,277	20,355
Sales, general and administrative expense	16,502	16,548
Depreciation expense	2,121	2,376
Total costs and expenses	149,858	149,183
Operating loss	(331)	(3,310)
Interest expense, net	9,449	7,126
Other (income) expense, net	(1,602)	(4,774)
Loss before income taxes	(8,178)	(5,662)
Income tax benefit	(175)	(521)
Net loss	$(8,003)	$(5,141)

Reconciliation of Reported Net Loss to EBITDA and Adjusted EBITDA:
	Three Months Ended
(Dollars in thousands)	March 31,
Unaudited	2019	2018
Net loss, as reported	$(8,003)	$(5,141)
Depreciation expense	2,121	2,376
Interest expense, net	9,449	7,126
Income tax benefit	(175)	(521)
EBITDA	3,392	3,840
Non-GAAP adjustments (a)	497	(332)
Adjusted EBITDA	$3,889	$3,508

(a) Refer to "Reconciliation of Reported Net Loss to Adjusted Non-GAAP Net Loss" table for additional details on these amounts.

Reconciliation of Reported Net Loss to Adjusted Non-GAAP Net (Loss) Income:
	Three Months Ended
(Dollars in thousands)	March 31,
Unaudited	2019	2018
Net loss, as reported	$(8,003)	$(5,141)
Non-GAAP adjustments:
Noncash compensation expense	643	646
Foreign exchange gain on intercompany loans	(146)	(978)
Non-GAAP adjustments to arrive at Adjusted EBITDA	497	(332)
Non-cash interest expense(a)	6,417	4,534
Total non-GAAP adjustments	6,914	4,202
Tax effect of adjustments	—	—
Adjusted non-GAAP net loss	$(1,089)	$(939)

(a) Non-cash interest expense for the three months ended March 31, 2019 includes interest paid in kind of $3,852 and amortization of debt discount of $2,565. Non-cash interest expense for the three months ended March 31, 2018 includes interest paid in kind of $2,954 and amortization of debt discount of $1,580.

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CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value data)	As of
Unaudited	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$5,842	$8,668
Accounts receivable	92,305	79,757
Inventories	164,227	160,686
Prepaid expenses and other current assets	13,769	14,344
Income tax receivable	1,268	1,268
Total current assets	277,411	264,723
Goodwill and intangible assets, net	8,176	8,176
Prepaid pension cost	1,920	1,754
Deferred income taxes	1,266	1,261
Right of use assets	33,353	—
Other noncurrent assets	1,245	1,278
Property, plant and equipment:
Land	5,578	5,577
Buildings	20,863	21,218
Machinery and equipment	39,449	38,394
Property, plant and equipment, at cost	65,890	65,189
Accumulated depreciation	(14,119)	(11,989)
Property, plant and equipment, net	51,771	53,200
Total assets	$375,142	$330,392
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$54,058	$42,719
Accrued and other current liabilities	17,711	16,631
Lease liabilities	6,908	—
Income tax payable	2,116	1,589
Short-term borrowings	6,801	5,498
Current portion of long-term debt	623	119
Total current liabilities	88,217	66,556
Long-term debt, less current portion	251,344	245,966
Deferred income taxes	7,024	7,540
Finance leases	8,639	61
Build-to-suit liability	—	9,975
Other noncurrent liabilities	2,999	3,334
Pension and postretirement benefit obligations	6,310	6,321
Lease liabilities	26,796	—
Commitments and contingencies
Stockholders’ deficit:
Common stock, $0.01 par value—200,000 Class A shares authorized with 3,803 shares issued and 3,635 shares outstanding at March 31, 2019, and 3,803 shares issued and outstanding at December 31, 2018	38	38
Additional paid-in capital	57,247	55,421
Accumulated deficit	(58,229)	(50,472)
Accumulated other comprehensive loss	(14,789)	(14,348)
Treasury stock, at cost — 168 shares at March 31, 2019 and no shares at December 31, 2018	(454)	—
Total stockholders’ deficit	(16,187)	(9,361)
Total liabilities and stockholders’ deficit	$375,142	$330,392

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended
(Dollars in thousands)	March 31,
Unaudited	2019	2018
Operating activities:
Net loss	$(8,003)	$(5,141)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,121	2,376
Amortization of deferred financing costs and debt discount	2,565	1,580
Noncash interest paid in kind	3,852	2,954
Gain on sale of property, plant & equipment	—	(5)
Unrealized foreign currency gain	(140)	(991)
Noncash impact of operating leases	582	—
Deferred income taxes	(836)	127
Non-cash compensation expense	643	646
Other, net	—	154
Changes in assets and liabilities:
Accounts receivable	(12,701)	(17,195)
Inventories	(3,810)	(3,389)
Prepaid expenses and other current assets	(142)	(3,848)
Other noncurrent assets	(111)	312
Prepaid pension costs	(189)	(688)
Accounts payable	11,088	11,095
Income tax payable and receivable	521	(440)
Accrued and other current liabilities	1,084	1,304
Lease liabilities	146	—
Postretirement benefit obligations and other noncurrent liabilities	(67)	(54)
Net cash used in operating activities	(3,397)	(11,203)
Investing activities:
Capital expenditures	(764)	(1,538)
Proceeds from sale of property, plant and equipment	—	5
Net cash used in investing activities	(764)	(1,533)
Financing activities:
Proceeds from long-term debt including credit facilities	—	11,500
Proceeds from (repayments of) short-term borrowings, net	1,471	(1,191)
Principal paid on finance leases	(149)	(22)
Payments of build-to-suit liability	—	(897)
Net cash from financing activities	1,322	9,390
Effect of exchange rate changes on cash and cash equivalents	13	20
Net change in cash and cash equivalents	(2,826)	(3,326)
Cash and cash equivalents—beginning of year	8,668	11,104
Cash and cash equivalents—end of period	$5,842	$7,778

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LONG-TERM DEBT
(Dollars in thousands)	As of
Unaudited	March 31, 2019	December 31, 2018

5.00% / 7.00% Second Lien Notes due August 31, 2022	$183,827	$180,894
Floating rate Revolving A Credit Facility due February 28, 2022	108,488	108,488
12.00% Revolving B Credit Facility due February 28, 2022	23,561	22,875
Less: unvested restricted Second Lien Notes due August 31, 2022	(978)	(1,378)
Less: unamortized discount	(63,165)	(64,491)
Less: unamortized debt issuance costs	(389)	(422)
Total long-term debt	251,344	245,966
Less: current portion of long-term debt	—	—
Total long-term portion	$251,344	$245,966

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